Exhibit 10.36
WAIVER AND TWELFTH AMENDMENT TO
 SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS WAIVER AND TWELFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 31, 2015, by and among TELOS CORPORATION, a Maryland corporation ("Telos"), XACTA CORPORATION, a Delaware corporation ("Xacta"; Telos and Xacta are each a "Borrower" and collectively, the "Borrowers"), UBIQUITY.COM, INC., a Delaware corporation ("Ubiquity"), TELOWORKS, INC., a Delaware corporation ("Teloworks"; Ubiquity and Teloworks are each, a "Credit Party" and collectively, the "Credit Parties"; the Credit Parties and the Borrowers are each, a "Company" and collectively, the "Companies"), and WELLS FARGO CAPITAL FINANCE, LLC, (successor by merger to Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.), as agent ("Agent") for the Lenders (defined below) and as a Lender.
WHEREAS, Borrowers, Credit Parties, Agent and certain other financial institutions from time to time party thereto (the "Lenders") are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of May 17th, 2010, (as amended, restated or otherwise modified from time to time, the "Loan Agreement");
WHEREAS, Borrowers and Credit Parties have notified Agent that an Event of Default exists under Section 8.2 of the Loan Agreement due to the creation of certain Liens in favor of Key Government Finance, Inc. on Telos' assets as evidenced by the Key Government Finance Filings (as defined in Section 6(b) below) in violation of Section 7.2 of the Loan Agreement (such Event of Default, the "Existing Default");
WHEEREAS, Borrowers and Credit Parties have requested that Agent and Lenders waive the Existing Default, and Agent and Lenders have agreed to waive the Existing Default subject to the terms and conditions contained herein; and
WHEREAS, subject to the terms and conditions contained herein, Agent, Required Lenders and Borrowers have agreed to amend the Loan Agreement in certain respects, including in order to extend the Maturity Date from November 13, 2015 to April 1, 2016;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.            Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.            Waiver.  Subject to the satisfaction of the conditions set forth in Section 5 hereof, and in reliance upon the representations and warranties set forth in Section 7(a) hereof, Agent and Lenders hereby waive the Existing Default.  In addition, the parties hereto agree that no Default or Event of Default shall be deemed to have been in existence prior to the date of this Amendment as a result of the existence of the Liens in favor of Key Government Finance, Inc. evidenced by the Key Government Finance Filings (provided that an immediate Event of Default shall exist if the post-closing covenant with respect thereto set forth in Section 6(b) below is not satisfied by the deadline set forth in Section 6(b)).  Agent's and Lenders' waiver of the Existing Default shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of the Loan Agreement or any other Loan Document.  This is a limited waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Loan Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

3.            Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon the representations and warranties set forth in Section 7(a) hereof, the Loan Agreement is hereby amended as follows:
(a)            Each of the defined terms set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
"Base Rate Margin" has the meaning set forth in the definition of Applicable Margin.

"LIBOR Rate Margin" has the meaning set forth in the definition of Applicable Margin.

"Maximum Revolver Amount" means $20,000,000.

(b)            Each of the following defined terms is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:
"Applicable Margin"  means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the most recent EBITDA calculation for an applicable period set forth below contained in a Compliance Certificate delivered to Agent pursuant to Section 6.3(a)(iii) of the Loan Agreement (the "EBITDA Calculation"); provided, that (x) for the period from the Twelfth Amendment Closing Date through the date Agent receives the EBITDA Calculation with respect to the period ending June 30, 2015, the Applicable Margin shall be set at the margin in the row styled "Tier I", and (y) effective April 1, 2016, the Applicable Margin shall be set at the margin in the row styled "Tier I":

Tier	Applicable Period	EBITDA	Applicable Margin Relative to Base Rate Loans (the "Base Rate Margin")	Applicable Margin Relative to LIBOR Rate Loans (the "LIBOR Rate Margin")
I	For the six month period ending on June 30, 2015	< ($3,309,000)	2.25%	5.00%
	For the nine month period ending on September 30, 2015	< $427,000
	For the twelve month period ending on December 31, 2015	< ($1,455,000)
II	For the six month period ending on June 30, 2015	≥ ($3,309,000)	1.00%	3.75%
	For the nine month period ending on September 30, 2015	≥ $427,000
	For the twelve month period ending on December 31, 2015	≥ ($1,455,000)

Except as set forth in the preceding paragraph, the Applicable Margin shall be based upon the most recent EBITDA Calculation, which will be calculated as of the end of the fiscal quarters ending June 30, 2015, September 30, 2015, and December 31, 2015.  Except as set forth in the preceding paragraph, the Applicable Margin shall be re-determined quarterly on the first Business Day of the month following the date of delivery to Agent of a Compliance Certificate containing an EBITDA Calculation pursuant to Section 6.3(a)(iii) of the Loan Agreement; provided, that if Companies fail to provide such certification when such certification is due, Agent may elect to set the Applicable Margin at the margin in the row styled "Tier I" as of the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin shall be set at the margin based upon the calculation disclosed by such certification).  If at any time an Event of Default occurs, Agent may elect to set the Applicable Margin at the margin in the row styled "Tier I" as of the date on which such Event of Default occurs (or such later date as Agent may elect).  In the event that, during the term of this Loan Agreement, the information regarding EBITDA contained in any Compliance Certificate delivered pursuant to Section 6.3 of the Loan Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for a period (an "Applicable Period") than the Applicable Margin actually applied for such Applicable Period, then (i) Companies shall immediately deliver to Agent a correct certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) Borrowers shall promptly deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent to the affected Obligations.

"Porter Subordinated Debt" means the Indebtedness evidenced by the Porter Subordinated Debt Documents.
"Porter Subordinated Debt Documents" means collectively, that certain Subordinated Loan Agreement dated as of the Twelfth Amendment Closing Date, by and between Telos and JP Charitable Foundation, that certain Subordinated Loan Agreement dated as of the Twelfth Amendment Closing Date, by and between Telos and Porter Foundation Switzerland, that certain Subordinated Promissory Note dated as of the Twelfth Amendment Closing Date issued by Telos to JP Charitable Foundation, that certain Subordinated Promissory Note dated as of the Twelfth Amendment Closing Date issued by Telos to Porter Foundation Switzerland, and the Porter Subordination Agreements, together with any other agreements, instruments or other documents related thereto or executed in connection therewith.
"Porter Subordination Agreements" means (i) that certain Subordination Agreement dated as of the Twelfth Amendment Closing Date by and among Agent, JP Charitable Foundation and Companies, and (ii) with that certain Subordination Agreement dated as of the Twelfth Amendment Closing Date by and among Agent, Porter Foundation Switzerland and Companies.
"Twelfth Amendment Closing Date" means March 31, 2015.
(c)            The second sentence of Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
The principal of the Term Loan shall be repaid in consecutive quarterly installments of $350,000 each on the first day of each calendar quarter (commencing April 1, 2015), with a final installment of the unpaid principal amount of the Term Loan on the Maturity Date.
(d)            Clause (ii) of Section 2.12(a) of the Loan Agreement is hereby amended by replacing the reference therein to "$5,000,000" with a reference to "$1,000,000".
(e)            Section 3.4 of the Loan Agreement is hereby amended by replacing the reference therein to "for a term ending on November 13, 2015 (the "Maturity Date")" with a reference to "for a term ending April 1, 2016 ("the "Maturity Date")".
(f)            Section 5 of the Loan Agreement is hereby amended to add a new Section 5.26 as follows:
5.26.Porter Subordinated Debt.

Companies have delivered to Agent true and correct copies of each of the Porter Subordinated Debt Documents.  No party thereto is in default in the performance or compliance with any provisions thereof and the Porter Subordinated Debt Documents comply in all material respects with all applicable laws.  All Indebtedness under the Porter Subordinated Debt Documents is subordinate to the Obligations pursuant to the applicable Porter Subordination Agreement and is subject to the terms and conditions of the applicable Porter Subordination Agreement.  The Porter Subordinated Debt Documents are in full force and effect as of the Twelfth Amendment Closing Date and have not been terminated, rescinded or withdrawn as of such date.  The execution, delivery and performance of the Porter Subordinated Debt Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in full force and effect.  None of the representations or warranties in any Porter Subordinated Debt Document contains any untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.  The Porter Subordinated Debt is not secured by any assets of Parent or any other Person or guaranteed by any Person.

(g)            Section 6.3(a) of the Loan Agreement is hereby amended by replacing the reference therein to "one of the first 3 fiscal quarters" with a reference to "a fiscal quarter".
(h)            Clause (iii) of Section 6.3(a) of the Loan Agreement is hereby amended by deleting the reference therein to "; provided that (A) subject to clause (B) below, the Compliance Certificate to be delivered pursuant to this Section 6.3(a)(iii) with respect to the month ended December 31, 2014 shall not be required to be delivered until March 31, 2015 and (B) the Compliance Certificate to be delivered with respect to the month ended December 31, 2014 shall not be required to be delivered so long as Administrative Borrower and Required Lenders have agreed to amend Section 7.20 in a manner satisfactory to Required Lenders on or prior to March 31, 2015".
(i)            Section 6.3(a) of the Loan Agreement is hereby amended to add a new clause (iv) at the end thereof as follows:
(iv)a report of TTM Recurring Revenue, by customer contract or product (as applicable) and delineated by month in form and substnace satisfactory to Agent.

(j)            Clause (f) of Section 6.3 of the Loan Agreement is hereby amended by deleting the reference therein to "and" at the end thereof.
(k)            Clause (g) of Section 6.3 of the Loan Agreement is hereby amended and restated and restated in its entirety as follows:
(g)not later than the third (3rd) Business Day of each calendar week, a weekly forecast of Liquidity (as defined in Section 7.20(c)), in form and substance satisfactory to Agent,

(l)            Section 6.3 of the Loan Agreement is hereby amended to add new clauses (h) and (i) at the end thereof as follows:
(h)as soon as available, but in any event within 45 days after the end of each fiscal quarter during each of Parent's fiscal years, software maintenance revenue waterfall report, in form and substance satisfactory to Agent, and
(i)upon the request of Agent, any other report reasonably requested relating to the financial condition of Companies.
(m)            Section 7.1 of the Loan Agreement is hereby amended to add a new clause (e) at the end thereof as follows:
(e)Unsecured Indebtedness in the initial aggregate principal amount of $2,500,000, and in an aggregate principal amount of up to $5,000,000 (if the remainder is funded on or before May 15, 2015), of Telos (and not of any other Company) to JP Charitable Foundation and Porter Foundation Switzerland, severally, so long as such Indebtedness is subject to one of the Porter Subordination Agreements.

(n)            Section 7.8 of the Loan Agreement is hereby amended to add new clauses (e) and (f) at the end thereof as follows:
(e)Make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions (including, without limitation, any payment on account of the Porter Subordinated Debt) if such payment is not expressly permitted at such time under the terms and conditions of the Porter Subordination Agreements.

(f)Directly or indirectly amend, modify, alter, increase or change any of the terms and conditions of any Porter Subordinated Debt Document.

(o)            Sections 7.20(a) and 7.20(b) of the Loan Agreement are hereby amended and restated in their entirety as follows:
(a)Fail to maintain:
(i)
Minimum EBITDA.  EBITDA, measured on a fiscal quarter-end basis, for each period set forth below, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$(2,125,000)	For the three month period ending on March 31, 2015
$(4,059,000)	For the six month period ending on June 30, 2015
$(323,000)	For the nine month period ending on September 30, 2015
$(2,205,000)	For the twelve month period ending on December 31, 2015, and the twelve month period ending on the last day of each fiscal quarter thereafter
$195,000	For the twelve month period ending on March 31, 2016, and the twelve month period ending on the last day of each fiscal quarter thereafter
; and

(ii)	Minimum Recurring Revenue. TTM Recurring Revenue measured on a fiscal quarter-end basis for each fiscal quarter ending from and after the fiscal quarter ending March 31, 2015, of at least $4,500,000.
(b)Make:
(i)	Capital Expenditures. Capital expenditures in any fiscal year of Parent in excess of $1,500,000.
(p)            Section 7.20(c) of the Loan Agreement is hereby amended and restated in its entirety, effective as of April 3, 2015, as follows:
(c)Fail to maintain:
(i)Liquidity.  Excess Availability (as of any date of determination, "Liquidity"), of least $1,250,000 at any time; provided that if Liquidity shall on any Business Day be less than $1,250,000 when Liquidity was at least $1,250,000 on the preceding Business Day (each such event, a "Liquidity Event"), with respect to the first two Liquidity Events occurring after April 3, 2015 (it being understood that if a third Liquidity Event occurs after April 3, 2015, an immediate Event of Default which may not be cured shall exist) any Event of Default arising as a result of a breach of this Section 7.20(c)(i) shall be deemed cured, so long as Liquidity at no time is less than $1,050,000 (it being understood that if Liquidity is less than $1,050,000 at any time, an immediate Event of Default which may not be cured shall exist), in the event that Liquidity thereafter increases to no less than $1,250,000 within 2 Business Days following the date of the occurrence of such Liquidity Event.(q)            Section 8.9 of the Loan Agreement is hereby amended and restated in its entirety as follows:

8.9   If there is (a) a default in any material agreement to which any Company or any of its Subsidiaries is a party and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Company's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein, or (b) a default under the Porter Subordinated Debt Documents;

(r)            Section 8 of the Loan Agreement is hereby amended to add a new Section 8.16 as follows:

8.16   If any Company or any holder of the Porter Subordinated Debt or the Porter Subordinated Debt Documents breaches any provision of any Porter Subordination Agreement.

(s)            Schedule C-1 of the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.
(t)            Schedule 5.20 of the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.

4.            Ratification.  This Amendment, subject to satisfaction of the conditions set forth in Section 4 hereof, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein.  Except as specifically set forth herein, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

5.            Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of the following conditions precedent:
(a)            Each party hereto shall have executed and delivered this Amendment to Agent;
(b)            Companies shall have delivered to Agent the documents set forth on the closing checklist attached as Exhibit C hereto, and such other documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;
(c)            Agent shall have received $2,500,000 constituting proceeds of the Porter Subordinated Debt funded on the date hereof in a Cash Management Account at Wells Fargo, which proceeds shall be promptly applied by Agent to the outstanding amount of Advances (such application of proceeds will not operate to effect a reduction in the Revolver Commitment or Maximum Revolver Amount);
(d)            No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment;
(e)            Agent shall have received all fees and expenses due under the Loan Documents as of the date hereof (which condition may be satisfied by Agent charging such amounts to the Borrowers' loan account as an Advance on the date hereof); and
(f)            All proceedings taken in connection with the transactions contemplated by this Amendment, the Porter Subordinated Debt Documents and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

6.            Post-Effective Date Covenants.
(a)            Telos covenants and agrees that it shall cause all proceeds of the Porter Subordinated Debt funded after the date hereof to be deposited into a Cash Management Account at Wells Fargo and such proceeds shall be applied to the outstanding amount of Advances (such application of proceeds will not operate to effect a reduction in the Revolver Commitment or Maximum Revolver Amount).
(b)            Within 21 days of closing, Telos covenants and agrees that it shall deliver copies of filed UCC-3 terminations of the following financing statements currently filed in favor of Key Government Finance, Inc., as secured party, in the state of Maryland:  filing numbers 0000000181412385 filed January 14, 2011 (which was amended by UCC financing statement 1000362002913657 filed February 22, 2012) and 0000000181418923 filed April 22, 2011 (such financing statements, collectively, are the "Key Government Finance Filings").  Each Company acknowledges and agrees that the failure of Telos to comply with the covenant in this Section 6(b) shall constitute an immediate Event of Default.

7.            Reaffirmation and Confirmation.  Each Company hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Company, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document.  Each Company hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Company in all respects.

8.            Miscellaneous.
(a)            Warranties and Absence of Defaults.  To induce Agent and Lenders to enter into this Amendment, each Company hereby represents and warrants to Agent and Lenders that:
(i)
The execution, delivery and performance by it of this Amendment, the Porter Subordinated Debt Documents and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to it, its articles of incorporation and by‑laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon it or any of its property;

(ii)
each of the Loan Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of each Company party thereto enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, and (B) general principles of equity;

(iii)
the representations and warranties contained in the Loan Agreement, the Porter Subordinated Debt Documents and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(iv)
each Company has performed all of its obligations under the Loan Agreement, the Porter Subordinated Debt Documents and the other Loan Documents to be performed by it on or before the date hereof and as of the date hereof, it is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or Default (other than the Existing Default) has occurred; and

(v)
no  Account currently reported by Borrowers as an Eligible Account, or otherwise included in the Borrowing Base, (i) consists of any amount owing to a Borrower that is subject to a Lien in favor of Key Government Finance, Inc. or (ii) was transferred to or is otherwise owned by Key Government Finance, Inc.

(b)            Expenses.  Each Company hereby agrees that Companies, jointly and severally, shall pay on demand all costs and expenses of Agent and each Lender (including the reasonable fees and expenses of outside counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  In addition, each Company hereby agrees that Companies, jointly and severally, shall pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of the Loan Agreement as amended hereby.
(c)            Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.
(d)            Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by electronic transmission of a portable document file (PDF) or similar file shall be effective as delivery of a manually executed counterpart of this Amendment.

9.            Release.
(a)            In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company on behalf of itself and such Company's successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, any of the Porter Subordinated Debt Documents or any of the other Loan Documents or transactions thereunder or related thereto.
(b)            Each Company hereby acknowledges and agrees that such Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)            Each Company hereby acknowledges and agrees that such Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.
AGENT AND LENDERS:
WELLS FARGO CAPITAL FINANCE, LLC. (successor by merger to Wells Fargo Capital Finance, Inc.) as Agent and as a Lender
By	/s/ Jordan E. Hilliard
Name	Jordan E. Hilliard
Title	Vice President

BORROWERS:

TELOS CORPORATION
A Maryland corporation

By	/s/ Jefferson V. Wright
Name	Jefferson V. Wright
Title	EVP & General Counsel

XACTA CORPORATION
A Delaware corporation

By	/s/ Jefferson V. Wright
Name	Jefferson V. Wright
Title	EVP & General Counsel

CREDIT PARTIES:

UBIQUITY.COM, INC.
A Delaware corporation

By	/s/ Jefferson V. Wright
Name	Jefferson V. Wright
Title	EVP & General Counsel

TELOWORKS, INC.
A Delaware corporation

By	/s/ David S. Easley
Name	David S. Easley
Title	President

EXHIBIT A
Schedule C-1
See attached.

Schedule C‑1

 Commitments
Lender	Revolver Commitment	Term Loan Commitment*		Total Commitment
Wells Fargo Capital Finance, LLC	$20,000,000	$4,250,000	[1]	$20,000,000
All Lenders	$20,000,000	$4,250,000	[1]	$20,000,000

* The outstanding principal balance of the Term Loan shall reduce Availability on a dollar for dollar basis.
1 The commitment to fund the Term Loan expired upon the making of the Term Loan on the Closing Date and amounts repaid under the Term Loan may not be reborrowed; the amount listed reflects the amount of the Term Loan outstanding as of the Twelfth Amendment Closing Date.

EXHIBIT B

Schedule 5.20
See attached.

Schedule 5.20

Existing Indebtedness

See attached spreadsheet of lease commitments.

TELOS CORPORATION

OFFICE LESSOR / SUBLESSOR	DESCRIPTION	CITY	STATE	START DATE	END DATE	2014	2015	2016
3655 ALAMO PARK PLAZA, LLC (JACK AND DORA GLASER FAMILY TRUST)	3655 ALAMO STREET, SUITES # 300,301&303	SIMI VALLEY	CA	03/01/06	10/31/15	75,144.00	62,620.00
PROGRESS PARTNERS LLC	8215 Madison Blvd Suite 130	MADISON	AL	01/01/10	12/31/15	15,156.00	15,156.00
ST JOHN PROPERTIES, INC	6245 Guardian Gateway, Suit 118	ABERDEEN PROVING GR	MD	11/01/10	02/29/16	64,714.60	66,656.08	11,163.54
LEIDOS(SAIC)	360 Comand View	COLORADO SPRINGS	CO	01/01/11	08/31/14	9,611.28	3,203.76
OSTEOCARE, LLC	145 Wyckoff Road	EATONTOWN	NJ	04/01/11	07/31/16	187,149.88	189,807.64	111,625.50
ARMAND PLACE LLC	2112 BIENVILLE BLVD #B-2	OCEAN SPRINGS	MS	08/01/11	08/31/14	20,400.00
ST JOHN PROPERTIES/ Attn:MAPLE LAWN OFFICE III, LLC	8161 MAPLE LAWN BLVD SUITE 201	FULTON	MD	05/01/13	01/31/24	244,338.80	251,669.00	259,219.08
Metropolitan at Village at Leesburg	1500 Balch Drive SE #212	LEESBURG	VA	10/28/13	05/27/15	20,140.00	8,600.00
TELOSCO	19886 ASHBURN ROAD	ASHBURN	VA	06/01/14	10/31/26	1,661,862.60	1,807,744.00	1,852,937.60
TOTAL OFFICE LEASES						$2,298,517	$2,405,456	$2,234,946

EQUIPMENT LESSOR
Pitney Bowes Global Financial	DM400C Digital Postage Meter	ASHBURN	VA	Apr-12	Jul-17	1,236.00	1,236.00	1,236.00
Wells Fargo Equipment Finance	Network Equipment Ashburn IT Dept	ASHBURN	VA	Dec-12	Nov-15	31,572.48	28,941.44
Canon Financial Services Inc	Copiers Lease, Ashburn, NJ, MD	ASHBURN, NJ, MD	VA	Jul-13	Jun-18	28,004.28	28,004.28	28,004.28
TOTAL EQUIPMENT LEASES						$60,813	$58,182	$29,240

TOTAL OFFICE & EQUIPMENT LEASES						$2,359,330	$2,463,638	$2,264,186

OFFICE LESSOR / SUBLESSOR	DESCRIPTION	2017	2018	2019	2021	2022	2023
3655 ALAMO PARK PLAZA, LLC (JACK AND DORA GLASER FAMILY TRUST)	3655 ALAMO STREET, SUITES # 300,301&303
PROGRESS PARTNERS LLC	8215 Madison Blvd Suite 130
ST JOHN PROPERTIES, INC	6245 Guardian Gateway, Suit 118
LEIDOS(SAIC)	360 Comand View
OSTEOCARE, LLC	145 Wyckoff Road
ARMAND PLACE LLC	2112 BIENVILLE BLVD #B-2
ST JOHN PROPERTIES/ Attn:MAPLE LAWN OFFICE III, LLC	8161 MAPLE LAWN BLVD SUITE 201	266,995.64	275,005.48	283,255.60	300,505.80	309,520.96	318,806.60
Metropolitan at Village at Leesburg	1500 Balch Drive SE #212
TELOSCO	19886 ASHBURN ROAD	1,899,261.04	1,946,742.58	1,995,411.13	2,096,428.82	2,148,839.52	2,202,560.49
TOTAL OFFICE LEASES		$2,166,257	$2,221,748	$2,278,667	$2,396,935	$2,458,360	$2,521,367

EQUIPMENT LESSOR
Pitney Bowes Global Financial	DM400C Digital Postage Meter	927.00
Wells Fargo Equipment Finance	Network Equipment Ashburn IT Dept
Canon Financial Services Inc	Copiers Lease, Ashburn, NJ, MD	28,004.28	14,002.14
TOTAL EQUIPMENT LEASES		$28,931	$14,002	$0	$0	$0	$0

TOTAL OFFICE & EQUIPMENT LEASES		$2,195,188	$2,235,750	$2,278,667	$2,396,935	$2,458,360	$2,521,367

							LEASE FILE	SQUARE
OFFICE LESSOR / SUBLESSOR	DESCRIPTION	2024	2025	2026	2028	2029	#	FEET
3655 ALAMO PARK PLAZA, LLC (JACK AND DORA GLASER FAMILY TRUST)	3655 ALAMO STREET, SUITES # 300,301&303							3,093
PROGRESS PARTNERS LLC	8215 Madison Blvd Suite 130							1,167
ST JOHN PROPERTIES, INC	6245 Guardian Gateway, Suit 118							2,768
LEIDOS(SAIC)	360 Comand View
OSTEOCARE, LLC	145 Wyckoff Road							10,631
ARMAND PLACE LLC	2112 BIENVILLE BLVD #B-2
ST JOHN PROPERTIES/ Attn:MAPLE LAWN OFFICE III, LLC	8161 MAPLE LAWN BLVD SUITE 201	26,827.68						7,224
Metropolitan at Village at Leesburg	1500 Balch Drive SE #212
TELOSCO	19886 ASHBURN ROAD	2,257,624.50	2,314,065.16	2,371,916.78	2,491,995.05	1,048,991.75		191,700
TOTAL OFFICE LEASES		$2,284,452	$2,314,065	$2,371,917	$2,491,995	$1,048,992		3,093

EQUIPMENT LESSOR
Pitney Bowes Global Financial	DM400C Digital Postage Meter
Wells Fargo Equipment Finance	Network Equipment Ashburn IT Dept
Canon Financial Services Inc	Copiers Lease, Ashburn, NJ, MD
TOTAL EQUIPMENT LEASES		$0	$0	$0	$0	$0

TOTAL OFFICE & EQUIPMENT LEASES		$2,284,452	$2,314,065	$2,371,917	$2,491,995	$1,048,992

EXHIBIT C
Closing Checklist
See attached.

CLOSING CHECKLIST
Amendment and Extension to
Second Amended and Restated of Loan and Security Agreement by
Wells Fargo Capital Finance, LLC
to
 Telos Corporation and Xacta Corporation
Closing Date:  March 31, 2015

I.            Parties:
A.
Wells Fargo Capital Finance, LLC (successor by merger to Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.) ("WFCF"), individually and as Agent ("Agent")
One Boston Place, 18th Floor
Boston, Massachusetts  02108
Telephone:(617) 624-4438
Facsimile:(617) 523-1697

B.	Telos Corporation ("Telos") Xacta Corporation ("Xacta"; together with Telos, "Borrowers") 19886 Ashburn Road Ashburn, Virginia 20147
C.	Ubiquity.com, Inc. ("Ubiquity") Teloworks, Inc. ("Teloworks"; together with, Ubiquity, "Credit Parties") 19886 Ashburn Road Ashburn, Virginia 20147
II.            Counsel to Parties:
A.	WFCF: Goldberg Kohn Ltd. 55 East Monroe Street Suite 3300 Chicago, Illinois 60603 Telephone:(312) 201-4000 Facsimile:(312) 332-2196
B.	Borrowers and Credit Parties: Helen Oh Assistant General Counsel Telos Corporation 19886 Ashburn Road Ashburn, Virginia 20147 Telephone:(703) 726-2270 Facsimile:(703) 724-1468
III.            Closing documents:
A.	Items pertaining to Borrowers and Credit Parties:
1.	Twelfth Amendment to Second Amended and Restated Loan and Security Agreement
2.	Reaffirmation of Loan Documents
i)	Amended and Restated Guarantee of Credit Parties
ii)	Collateral Assignment of Business Interruption Insurance
iii)	Cash Management Agreements
iv)	Intercompany Subordination Agreement
v)	Telos Trademark Mortgage
vi)	Telos Copyright Mortgage
vii)	Telos Patent Mortgage
viii)	Telos Stock Pledge Agreement
ix)	Xacta Trademark Mortgage
x)	Ubiquity Stock Pledge Agreement
3.	Supplemental Fee Letter
B.	Items Pertaining to Telos:
4.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Articles of Incorporation
5.	Certificate of good standing in its jurisdiction of organization
C.	Items Pertaining to Xacta:
6.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Certificate of Incorporation
7.	Certificate of good standing in its jurisdiction of organization
D.	Items Pertaining to Ubiquity:
8.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Certificate of Incorporation
9.	Certificate of good standing in its jurisdiction of organization
E.	Items Pertaining to Teloworks:
10.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Certificate of Incorporation
11.	Certificate of good standing in its jurisdiction of organization
F.	Items Pertaining to New Shareholder Subordinated Note
12.	Subordination Agreements
i)	Porter Foundation Switzerland
ii)	JP Charitable Foundation
13.	Subordinated Loan Agreements
i)	Porter Foundation Switzerland
ii)	JP Charitable Foundation
14.	Subordinated Promissory Notes (for up to $5,000,000, in the aggregate)
i)	Porter Foundation Switzerland
ii)	JP Charitable Foundation
G.	Other Items:
15.	Opinion of counsel to Borrowers and Credit Parties
16.	Extensions to standby agreements from holders of 70% of private preferred stock